FIRST AMENDED BYLAWS
                                       OF
                                   OPEC CORP.

                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Place of Business. The principal place of business of the corporation shall be located at 3106 Century Street, Colorado Springs, CO 80907.

     Section 2. Registered Office and Registered Agent. The address of the registered office of the corporation is 6332 Firestar Lane, Colorado Springs, CO 80918, and the name of the registered agent at this address is Donald Dean Cannella. The registered office and the registered agent may be changed by the board of directors at any time.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday of the month of December in each year, at 10:00 o'clock a.m. or at such other time on such other day as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business clay. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     Section 2. Call of Special Meeting. Special meetings of the shareholders may be called by the president, the board of directors, or by the holders of not less than one-percent of all outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual or special meeting called by the board of directors. A waiver or notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Colorado, as the place for the holding of such meeting. If no designation is made the place of meeting shall be the principal place of business or the corporation in the state of Colorado.

     Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or other person authorized to give notice of the meeting, to each shareholder of record entitled to vote at such meeting; except that if all authorized shares are to be increased, at least thirty days notice shall be given. If mailed, the notice shall be deemed to be delivered when deposited in the United States mails, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. A waiver in writing signed by the shareholder entitled to such notice, whether before, at, or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment or any dividend or in order to make a determination of shareholders for any other proper purpose the board of directors of the corporation may provide that the stock transfer books shall be closed for the stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date at which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 6. Voting Record. The officer or agent having charge or the stock transfer books for shares of the corporation shall make, at, least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote in the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days before the meeting, shall be kept on file at the principal office of the corporation. The record shall also be produced and kept open at the time and place of the meeting. The record shall be subject to the inspection of any shareholder at any time during usual business hours and during the whole time of the meeting for purposes germane to the meeting.

     Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by "classes is required by the Colorado Corporation Code or the articles of incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be .present or represented. any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a. quorum present.

     Section 8. Proxies. At all meetings of shareholders. a shareholder entitled to vote may vote; in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice riled with the secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has riled his proxy shall nut of itself constitute a revocation. No proxy shall be valid alter eleven months from the date of its execution, unless otherwise provided in the proxy. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders except as otherwise provided in the Articles of Incorporation.

     Section 10. Representative Voting of Shares. The following shall apply when shares are to be vote by a representative:

     Shares standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of the other corporation may prescribe, or, in the absence of any such provision, as the board of directors of the other corporation may determine.

     Shares  held  by  an  administrator,   executor,  personal  representative,
guardian or conservator may be voted by the fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary's name.

     Shares standing in the name of the trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote the shares without a transfer of the shares into the trustee's name

     Shares held by a minor or incompetent may be voted by the minor or incompetent in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to the vote the secretary of the corporation has actual knowledge that the shareholder is a minor, or that the shareholder has been adjudicated all incompetent or that judicial proceedings have been started for the appointment of a guardian.

     Shares held in the names of joint tenants may be voted in person or by proxy by any one of the joint tenants, if no other individual joint tenant, is present and claims the right to vote the shares or prior to the vote has filed with the secretary or the corporation a contrary proxy or a written denial of the authority of the person present to vote the shares.

     Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if authority is contained in an appropriate order of the court which appointed the receiver.

     A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                    BANKING RESOLUTIONS OF BOARD OF DIRECTORS

                                   OPEC, CORP.
                           1901 North Union, Suite 103
                           Colorado Springs, CO 80909

     The undersigned, President and Secretary, respectively, of OPEC, Corp., a Colorado Corporation, do hereby certify that the following Resolutions were adopted by unanimous consent of the initial directors of said Company, in lieu of an organizational meeting and shut said Resolutions are attached to that Unanimous Consent and that the same have never been amended, rescinded or revoked.

          Resolved, that Colorado National Batik is designated the bank in which the funds of the corporation shall be deposited; and that the President or the Vice President(s) of the corporation are authorized and empowered to open and keep an account in this bank, in the name of the corporation, and to deposit in the bank to die credit of the corporation, any and all moneys, checks, notes, drafts, acceptances or other evidences of indebtedness belonging to the corporation, and that the bank is authorized to make payments fawn the funds of the corporation based on checks or drafts on the lands of the corporation, signed by the President or the Vice President(s), who are authorized to sign, endorse, accept, make and execute any and all checks, notes, drafts and bills of exchange in the name of the corporation.

          Further resolved, that the authority of the aforesaid officers to perform each and all of the powers conferred by the foregoing Resolutions shall continue until notice in writing froth the Company terminating such authority shall be served upon Colorado National Bank of Colorado Springs, Colorado, and shall be noted upon the certified copy of said Resolutions delivered to said Bank.

          WITNESS our hands and the seal of said Company this _________ day of _________ A.D. 19_


                                                 _______________________________
                                                   Donald D. Cannella, President
(Seal)
                                                 _______________________________
                                                    William F. Gannon, Secretary

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers and Duties. The business and affairs of the corporation shall be managed by its board of directors. The directors shall perform their duties in good faith and in a manner reasonably believed to be in the best interests of the corporation.

     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors shall be natural persons, eighteen years of age or older, but need not be residents of the State of Colorado or shareholders of the corporation.

     Section 3. Annual Meetings. An annual meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of organization, election of corporate officers, election or appointment of older officers, agents or employees and for any other proper business. The board of directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings:

     Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the Slate of Colorado, as the place for holding any special meeting of the board of directors called by them.

     Section 5. Notice of Meeting. Notice of any annual, regular or special meeting shall be given at least two days previously thereto by verbal communication, or written notice delivered personally or by telex, telegram or radiogram. If mailed, such notice shall be given four days in advance and shall be deemed to be delivered when deposited in the United Slates mails, so addressed, with postage thereon prepaid. If notice be given by telex, telegram, or radiogram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A director may waive in writing notice of a meeting, whether before, at, or after the time staled herein, and this shall be equivalent to the giving of the notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. A majority of the number the directors fixed in section 2 of this Article III shall constitute a quorum for the transaction or business at any meeting of the board or director but if less than such majority is present at a meeting, a majority or the directors present may adjourn the meeting from time to tine without, further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 7. Informal Action by Directors. If all the directors severally or collectively consent in writing to any action taken or to be taken by the corporation and the writing or writings evidencing their consent are filed with the secretary of the corporation, the action shall be as valid as though it, had been authorized at a meeting of the board.

     Section 8. Telephonic Meetings of Directors. The board of directors or any committee designated by the board may participate in any meeting of the board or committee by means of conference telephone or similar communications equipment dial enables all participants in the meeting to, hear each other at the shine link. Such participation shall. constitute presence in person at the meeting. .

     Section 9. Removal of Directors. At a meeting called expressly for that purpose, the entire board of directors or any lesser number may be removed, with or without cause by a majority vote or the shareholders in die mariner provided by the Colorado Corporation Code.

     Section 10. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board or directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board or directors for a term or office continuing only until the next election of directors by the shareholders.

     Section 11. Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a staled salary as director or a fixed sum for attendance at cacti meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation iii any other capacity and receiving compensation therefor.

     Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent is entered in the minutes of the meeting, or unless the director shall file a written dissent to the mention with the action with the person acting as the secretary of the meeting before the adjournment thereof or forwards the dissent by registered mail to the secretary of the corporation immediately after the adjournment of the, meeting. The right to dissent shall not apply to a director who voted in favor of the action.

     Section 13. Executive and Other Committees. The board of directors by resolution may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the board of directors, except as otherwise provided by the Colorado Corporation Code.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number and Qualifications. The principal officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Other officers (including one or more vice presidents), assistant officers, agents, and employees that the board of directors may deem necessary may be elected by the board or may be appointed in a manner prescribed by these bylaws. Any two or more offices shall be held by the same person, except the offices of president and secretary, the officers of the corporation shall be natural persons, eighteen years of age or older.

     Section 2. Election and Term of Office. The principal officers or the corporation to be elected by the board of directors shall be elected annually by vote of the board of directors at the first meeting of the board of directors held alter each annual meeting of the shareholders. Officers shall hold office until their successors shall have been elected, appointed or chosen and have qualified or until their death or until they shall resign or are removed in the manner provided by these bylaws.

     Section 3. Removal of Officers. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of all officer or agent shall not of itself create contract rights.

     Section  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the board of directors.

     Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general, supervise and control all of the business and affairs of the corporation. The president shall. when present, preside at all meetings of the shareholders and of the board of directors. The president shall present at each annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year and shall periodically make reports of the corporation's business to the board of directors. The president shall have general supervision of all other officers, agents and employees of the corporation, and in any case when the duties of the officers, agents or employees of the corporation are not specifically prescribed by the bylaws or by board resolution, they shall be supervised by the president. The president may sign, with the secretary or any other proper officer of tic corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 6. Vice-Presidents. In the absence of the president or in the event of the president's death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the president or by the board of directors.

     Section 7. Secretary. The secretary shall: (a) attend and keep the minutes of the: proceedings of the shareholders and of the board of directors; (b) see that notices of board of director and shareholder meetings are given in accordance with the provisions of the bylaws or as otherwise required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to and documents requiring the seal; (d) sign with the president or a vice-president, certificates for shares of the corporation, the issuance of which shall have been, authorized by resolution of the board of directors; (e) have general charge of the stock transfer books of the corporation; (f) keep a complete record of the shareholders on file in the principal place of business of the corporation, arranged in alphabetical order with the address of and the number of shares held by each shareholder; and (b) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

     Section 8. Treasurer. The treasurer shall: (a) keep correct and complete books and records of account on file in the principal place of business of the corporation; (b) have custody of and be responsible for all funds and securities of the corporation; (c) receive monies due and payable to the corporation from any source whatsoever; (d) immediately deposit all corporate funds in a bulk or other depository as may be designated by the board of directors; (e) disburse the funds of the corporation as may be ordered by the president or by the board of directors; (f) render to the president or the board of directors, at any time, an account of all the transactions of the treasurer and of the financial condition of the corporation and (g) in general, perform the duties of the office or treasurer and such other duties us may he assigned by the president or by the board of directors.

     Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries when authorized by the board of directors, may sign with the president or a vice-president, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                          CONTRACTS, LOANS, AND CHECKS

     Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority nay be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks and Drafts. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. Conflicts of Interest.

          A. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the corporation.

          B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes. approves, or ratifies such contract or transaction.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Each purchaser of shares of the corporation shall be entitled to a certificate, signet by the president or a vice-president and by the secretary or an assistant secretary and sealed wish the corporate seal or a facsimile thereof certifying the number of shares owned in the corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf or a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate Cur shares shall be consecutively numbered or otherwise identified. The certificate representing shares shall state on the face that the corporation is organized under the laws of this state; the name of the person to whom issued; the number ant class of shares and the designation or the series, if any, which such certificate represents; the pat value of each share represented by the certificate or a statement that the shares are without par value. Restrictions imposed by the corporation on the transferability of the shares shall be noted conspicuously on the certificate.

     Section 2. Transfer of Shares. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Transfer of shares of the corporation shall be trade only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise authorized or provided in the bylaws.

     Section 3. Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been loss or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.

     When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or that, person's legal representative, or attorney in fact, to give the corporation a bond in twice the value of the shares as indemnity against any claim the may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE VII

                                 CORPORATE SEAL

     The board of directors shall adopt a corporate seal which shall be circular in form and shall have inscribed on the periphery the name of the corporation and the state of incorporation. In the center of the seal there shall be the word "Seal."

                                  ARTICLE VIII

                                   AMENDMENTS

     Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

                                   ARTICLE IX

                                EMERGENCY BYLAWS

     Section 1. When Operative. Notwithstanding any different provision in the bylaws or in the articles of incorporation, these emergency bylaws shall be operative during, any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its board or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board or a standing committee thereof cannot readily be convened for action.

     Section 2. Board Meetings. During any such emergency, a meeting of the board may be called by any director, or if necessary by any officer who is not a director. The meeting shall be held at such time and place, and within or without Colorado Springs, Colorado, specified by the person calling the meeting and in the notice of the meeting which shall he given to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of the person calling, the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same; rank in order of seniority, directors for the meeting. No officer, director or employee acting in accordance herewith shall be liable except for willful misconduct.

     Section 3. Amendments to Emergency Bylaws. The emergency bylaws may be amended, either before or during any emergency, to make any further or different provision that may be practical and necessary for the circumstances, of the emergency.

                                    ARTICLE X

                                 INDEMNIFICATION

     Section 1. Indemnification-Mandatory-Full Extent of Law. The corporation shall, to the full extent permitted by Colorado law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director or officer or the corporation. The right or indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of the director or officer.

                                   ARTICLE XI

                                    INSURANCE

     Insuring Liability of Certain Persons. The board of directors may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent or any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by hint in any such capacity or arising out of his status as such.

     Executed at Colorado Springs, Colorado, effective on this 15th day of July, 1996.

                          /s/ William F. Gannon
                          --------------------------------
                          William F. Gannon, Secretary